UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2013

General Cable Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 572-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Facility

On September 6, 2013, General Cable Corporation, a Delaware corporation (the “Company”), and certain of its U.S., Canadian and European subsidiaries amended the Company’s existing asset-based revolving credit facility (the “Credit Facility”) and entered into the Amended and Restated Credit Agreement (the “Amendment and Restatement”) by and among the Company’s principal U.S. operating subsidiary General Cable Industries, Inc., a Delaware corporation, as “U.S. Borrower,” General Cable Company Ltd., a company organized under the laws of Nova Scotia, as “Canadian Borrower,” Grupo General Cable Sistemas, S.L., a public limited liability company (formerly Grupo General Cable Sistemas, S.A., in process of conversion) organized under the laws of Spain (“Sistemas”), ECN Cable Group, S.L., a limited liability company organized under the laws of Spain (“ECN”), Silec Cable SAS, a French société par actions simplifiée (“Silec”), Norddeutsche Seekabelwerke GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) existing under the laws of Germany (“Norddeutsche” and collectively with Silec, the “European Borrowers”), the Company and those certain other subsidiaries of the Company party thereto as “Guarantors,” the several lenders and financial institutions party thereto as the “Lenders,” JPMorgan Chase Bank, N.A., as “Administrative Agent,” and J.P. Morgan Europe Limited, as “European Administrative Agent.” Sistemas and ECN became European Borrowers and parties to the Amendment and Restatement by accession on September 9, 2013. For purposes of this Form 8-K, the U.S. Borrower, Canadian Borrower and European Borrowers are collectively referred to as the “Borrowers” and the Company, the Borrowers and the Guarantors are collectively referred to as the “Loan Parties.” The Amendment and Restatement amends and restates the credit agreement governing the Credit Facility, which was entered into on July 21, 2011 and amended on August 1, 2012 and December 21, 2012.

Pursuant to the Amendment and Restatement, certain amendments and modifications to the Credit Facility were made, including the following:

•	The Amendment and Restatement provides for an increase of the Credit Facility from $700.0 million ($70.0 million of which could have been borrowed by the Canadian Borrower) to $1.0 billion ($70.0 million of which can be borrowed by the Canadian Borrower (referred to as “Tranche B”) and $300.0 million of which can be borrowed by the European Borrowers (referred to as “Tranche C”), an increase in the letter of credit facility sublimit from $175.0 million ($32.5 million of which could have been utilized by the Canadian Borrower) to $250.0 million ($32.5 million of which can be utilized by the Canadian Borrower and $75.0 million of which can be utilized by the European Borrowers), and an increase in the swingline loan facility sublimit from $43.75 million ($8.75 million of which could have been borrowed by the Canadian Borrower) to $68.75 million ($8.75 million of which can be borrowed by the Canadian Borrower and $25.0 million of which can be borrowed by the European Borrowers). The Borrowers have the ability to increase the Credit Facility size in the future by up to $250.0 million. Tranche C replaced certain credit facilities to which the European Borrowers were a party and it will be used for working capital and general corporate purposes.

•	The maturity date of the Credit Facility was extended from July 21, 2017 to September 6, 2018 (the “Maturity Date”). The Maturity Date will automatically become December 31, 2014 unless: (i) the Company’s $125.0 million in aggregate principal amount of Senior Floating Rate Notes due 2015 (the “Senior Floating Rate Notes”) have been refinanced with indebtedness that matures or is mandatorily redeemable not earlier than the date that is six months after the Maturity Date, or (ii) the Loan Parties have sufficient liquidity such that after giving pro forma effect to the repayment of the Senior Floating Rate Notes, availability under the Credit Facility is at least $100.0 million and the fixed charge coverage ratio (as defined in the Amendment and Restatement and which is the ratio of (a) EBITDA (as defined in the Amendment and Restatement) minus the unfinanced portion of capital expenditures to (b) fixed charges, all calculated for the Company and its subsidiaries on a consolidated basis) is not less than 1.15 to 1.00 for the most recently ended quarter for which financial statements have been delivered to the Administrative Agent in accordance with the terms of the Amendment and Restatement, recalculated as if such repayment had been made on the last day of such quarter.

•	The U.S. Borrower, as the borrower representative, has the option (subject to certain limitations and conditions) to elect whether loans to the U.S. Borrower or the Canadian Borrower that are denominated in U.S. dollars under the Credit Facility will be Eurocurrency loans or alternate base rate loans and whether loans denominated in Canadian dollars under the Credit Facility will be Canadian prime rate loans or Canadian deposit offered rate loans. Each loan to a European Borrower that is denominated in U.S. dollars, Sterling or Euros under the Credit Facility must be Eurocurrency loans. In addition, if on any date that the applicable interest rates would be adjusted, the total consolidated leverage ratio of the Company, which is the ratio, as of the last day of any fiscal quarter, of (a) total indebtedness (as defined in the Amendment and Restatement) on such date to (b) EBITDA (as defined in the Amendment and Restatement) for the period of four consecutive fiscal quarters ended on such date) is less than or equal to 3.0 to 1.0 as of the last day of the immediately preceding fiscal quarter, then the interest rate applicable to loans to the U.S. Borrower and the Canadian Borrower will be 0.25% less.

•	The unused commitment fee based on the average daily undrawn portion of the Credit Facility has been reduced from a range of 0.375% to 0.50% to 0.25% to 0.375%. All other fees, including participation fees and fronting fees with respect to letters of credits and the requirement to pay an applicable issuing bank’s standard fees with respect to the issuance, amendment, renewal or extension of any letter of credit or processing of drawings thereunder remain the same.

•	Indebtedness under the Credit Facility is guaranteed by certain of the Company’s U.S. Loan Parties (as defined in the Amendment and Restatement) and is secured by a first priority security interest in certain tangible and intangible property and assets of the U.S. Loan Parties. Indebtedness under the Credit Facility related to the Canadian Borrower and the European Borrowers is guaranteed by certain of the Company’s Canadian subsidiaries and European subsidiaries and is secured by a first priority security interest in certain tangible and intangible property and assets of certain of the Company’s Canadian subsidiaries and European subsidiaries. The Lenders have also received a pledge of all of the equity interests in certain of the Company’s domestic, Canadian and European subsidiaries, and a pledge of 65% of the voting equity interests in and 100% of the non-voting equity interests in each material foreign subsidiary directly owned by a U.S. Loan Party.

•	Customary terms and conditions, including covenants and events of default were amended to include certain terms and conditions, covenants and events of default related to the European Borrowers.

•	Other amendments were made to certain provisions relating to the calculation of the borrowing base and to certain covenants to increase the triggers under such covenants to reflect the increase in the size of the Credit Facility. For example, the Amendment and Restatement contains provisions amending the Covenant Trigger Period to be the period commencing on any day that availability under the Credit Facility is less than (a) $100.0 million or (b) 10.0% of the sum of the total revolving commitments at such time, if greater, and continuing until availability under the Credit Facility has at all times, during the preceding 30 consecutive days, been greater than or equal to the greater of the applicable amount in clause (a) or clause (b). Prior to the Amendment and Restatement, the amount in clause (a) above was $70.0 million.

•	The Lenders temporarily waived any default or event of default arising under the Amendment and Restatement due to the failure of the Company to file its Quarterly Report on Form 10-Q for the quarter ended June 28, 2013 (the “Form 10-Q”) within the time periods prescribed under the indentures, pursuant to which the Company issued its outstanding unsecured notes, which waiver automatically expires on the earliest of (x) October 28, 2013 unless (i) previously cured by the Company on or prior to such date or (ii) the Company has received appropriate indenture waivers, as applicable, (y) the commencement of any enforcement action, including any acceleration of the notes, under any indenture of the Company and (z) the occurrence of any other “Default” or “Event of Default” under any such indenture.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment and Restatement, which the Company intends to file with the Securities and Exchange Commission at a future date. For additional information regarding the Credit Facility, please see the Company’s Current Report on Form 8-K filed on July 25, 2011, the Company’s Current Report on Form 8-K filed on August 3, 2012, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on March 1, 2013.

Relationship to Lenders

From time to time, in the ordinary course of their business, certain Lenders or their affiliates have provided, and may in the future provide, financial advisory and investment banking services to the Company and its affiliates, for which they have received and may continue to receive customary fees and commissions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is set forth under Item 1.01 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 9, 2013, the Company issued a press release with respect to the Amendment and Restatement. The press release is attached hereto as Exhibit 99.1.

The information being furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

As had been previously disclosed in the Form 12b-25 filed on August 7, 2013, the Company was unable to file, on the required due date, the Form 10-Q. The Company has received notice from the trustee under the Indenture, dated as of December 18, 2009 (“Indenture”), for the Subordinated Convertible Notes due 2029 (the “2029 Notes”) that the Company had failed to comply with the covenant in the Indenture requiring the Company to file the Form 10-Q with the trustee. The notice indicated that if the Company does not remedy the failure to comply with the covenant by October 29, 2013, the failure may constitute an Event of Default under the Indenture. The Company intends to remedy the noncompliance with the covenant by October 28, 2013 by either filing the Form 10-Q or obtaining waivers from a majority in principal amount of the holders of the 2029 Notes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith.

Exhibit Number	Description

99.1	General Cable Corporation Press Release dated September 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2013		GENERAL CABLE CORPORATION

	By:	/s/ Robert J. Siverd
		Name:	Robert J. Siverd
		Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	General Cable Corporation Press Release dated September 9, 2013